HOMES FOR AMERICA
                                 HOLDINGS, INC.


                   CORPORATIONS, PARTNERSHIPS, JOINT VENTURES
                          & OTHER BUSINESS ASSOCIATIONS




CORPORATIONS

     Briar Meadows Homes For America, Inc.: Homes For America Holdings, Inc. owns 100% of this operating entity.

     Arlington Homes For America, Inc.: Homes For America Holdings, Inc. owns 100% of this developing entity.

     LEHH, Inc.: Homes For America Holdings, Inc. owns 100% of this entity, formed solely to purchase and sell bonds in association with the Lake's Edge transaction in North Miami, Florida.

     Lake's Edge Homes Holdings: Homes For America Holdings, Inc. owns 100% of this operating entity.

     CLHH, Inc.: Homes For America Holdings, Inc. owns 100% of this entity, formed solely to purchase and sell bonds in association with the Country Lake transaction in West Palm Beach, Florida.

     Country Lake Homes Holdings, Inc.: Homes for America Holdings, Inc. owns 100% of this operating entity.

     Homes For America Real Estate Services, Inc.: Homes For America Holdings, Inc. owns 100% of this newly formed operating entity.


LIMITED PARTNERSHIPS

     Dallas/Glen Hills LP: Homes For America Holdings, Inc. owns 100% of the General Partner, Glen Hills Homes For America, Inc. The General Partner owns
 .01% of Dallas/Glen Hills LP (aka Willow Pond). Because Homes For America Holdings, Inc. exerts full and complete control over the Limited Partnership, it is treated as a wholly owned subsidiary.

     Middlebury/Elkhart LP: Homes For America Holdings, Inc. owns 100% of the General Partner, Prairie Village Homes For America, Inc. The General Partner owns 0.1% of Middlebury/Elkhart LP (aka Prairie Village). Because Homes For America Holdings, Inc. exerts full and complete control over the Limited Partnership, it is treated as a wholly owned subsidiary.

     TVMJG1996-Putnam Square LP: Homes For America Holdings, Inc. owns 100% of the General Partner, Putnam Homes For America, Inc. The General Partner owns 1.0% of TVMJG1996-Putnam Square LP (aka Putnam Square). Because Homes For
America Holdings, Inc. exerts full and complete control over the Limited Partnership, it is treated as a wholly owned subsidiary.

     Lake's Edge Partners, LP: Homes For America Holdings, Inc. owns 100% of the General Partner, Lake's Edge Homes For America, Inc. The General Partner owns 49% of Lake's Edge Partners LP. Because Homes For America Holdings, Inc. exerts full and complete control over the Limited Partnership, it is treated as a wholly owned subsidiary.


JOINT VENTURES

     MasterBuilt America, Inc.: Homes For America Holdings, Inc. owns 50% of this newly formed joint venture with MasterBuilt Companies, Inc. of Manassas, Virginia.


                               Exhibit 21 - Page 1
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